Exhibit 99.1

PRESS RELEASE

Icagen Acquisition of Sanofi Arizona

Research Facility Complete

Deal including multi-year services agreement for long term

discovery service collaboration made final

Durham, NC / Tucson, AZ (USA) – July 18, 2016: Icagen, Inc. announced today that the acquisition of Sanofi’s ultra high-throughput biology, screening and chemistry capabilities and research facility in Oro Valley, Arizona (located near Tucson, Arizona) is officially complete. The acquisition includes an agreement between Icagen and Sanofi to collaborate in a multi-year services contract for long term discovery services.

As part of its growth plans, the deal will enable Icagen to enhance its current expertise as a specialized pharmaceutical services company with leading capabilities in ion channels and transporters. “The acquisition of Sanofi’s west coast ultra high throughput screening Biology and Chemistry capabilities complements our scientific expertise enabling us to offer a broad range of integrated drug discovery services in a growing market,” says Icagen President and CEO, Richard Cunningham.

As part of the agreement, Icagen will manage an extensive Sanofi compound library, making it accessible, under specific conditions, to a broader number of partners and increasing the potential for drug discovery. “The scientists at the Oro Valley site bring a high level of proficiency in synthetic and computational chemistry, and additional capabilities for rare disease biology and phenotypic screening,” commented Douglas Krafte, Chief Scientific Officer at Icagen in a preliminary announcement of the deal.

The Oro Valley HTS and Compound Management Center has roots as a University of Arizona start-up. The facility has been in operation since 1990, and has built a large novel proprietary collection of drug like compounds over the decades. The facility was originally privately acquired by MMD in 1995. Specifically, services at the site include, Discovery Biology, Chemistry and, Compound Management and Computational Chemistry. The site also provides capacity in Cell Models, Human Biomarkers, Muscle Biology Expertise and Stem Cells-based assays. The facility also features High Volume Biology with a flexible Robotic Infrastructure capable of performing HTS in Ultra High 1536 format.

About Icagen Inc.
Icagen partners with pharmaceutical and biotechnology companies to offer industry-leading scientific expertise and comprehensive access to technologies for ion channel and transporter drug discovery and development. With over 20 years of leadership in the ion channel field, the Icagen team offers an extensive track record of success in advancing molecules from drug discovery to clinical development across multiple therapeutic areas and ion channel classes. Icagen's growing tool box comprises a broad range of cell lines and technologies for ion channel and transporter research, capped by the label-free XRpro® platform. XRpro® technology, based on X-ray fluorescence, is a novel method that enables high throughput assessment of ion channels and transporters, including challenging systems with high therapeutic interest. Icagen is also exploring extended applications of the XRpro® platform. For more information on our company, please visit our website at www.icagen.com.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions, and include statements regarding the growing market and our growing tool box. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in the Company's forward-looking statements include, among others, our ability to successfully integrate the newly acquired assets, the continued growth of the market for our services and the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2015, and our other filings with the SEC. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, contact:

Richard Cunningham

President & CEO

rcunningham@icagen.com

Douglas Krafte, Ph.D.

Chief Scientific Officer

dkrafte@icagen.com

Icagen, Inc.

4222 Emperor Blvd.

Suite 350

Durham, NC 27703

+1 (919) 941-5206